Exhibit 10.28

AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT, dated as of December 16, 2010 (this “First Amendment”), by and among Axcan Holdings Inc., a Delaware corporation (“Parent”), Axcan Pharma Holding B.V., a private limited liability company (besloten vennootschap met beperkie aansprakelijkheid) organized under the laws of The Netherlands (“Buyer”), and Eurand N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”).

Background

WHEREAS, Parent, Buyer and the Company entered into a Share Purchase Agreement, dated as of November 30, 2010 (the “Original Agreement”) (capitalized terms not otherwise defined herein have the same meanings ascribed to such terms in the Original Agreement);

WHEREAS, Parent, Buyer and the Company desire to amend the Original Agreement, as described below, by entering into this First Amendment.

NOW, THEREFORE, the parties, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, hereby agree as follows:

1. Definitions. The definition of “Transaction Bonus Plan” set forth in Section 1.01(a) of the Original Agreement is hereby deleted in its entirety, and any reference to the Transaction Bonus Plan set forth in the Disclosure Schedule or any Schedule to the Original Agreement shall be disregarded.

2. Comparability of Employee Benefits. Section 7.07(h) of the Original Agreement is hereby deleted in its entirety.

3. Authorization. Legal counsel for each of the Company, Buyer and Parent is hereby authorized and permitted to prepare a restated version of the Original Agreement which incorporates the amendments set forth herein for inclusion in any filings of such party with the SEC.

4. Conduct of Business by the Company Pending the Closing. In accordance with Section 6.01 of the Original Agreement, Buyer hereby consents to the adoption and administration by the Company of the Eurand N.V. Retention Bonus Plan in the form attached as Exhibit A hereto (the “Retention Plan”); provided that the aggregate amount available under the Retention Plan shall not exceed the amount set forth in the fifth “WHEREAS” clause of the Resolutions of the Compensation Committee and the Special Committee of the Board of Directors of the Company approved on or about the date hereof in the form submitted to the Buyer.

5. Approval of the Retention Plan. The Company represents and warrants to Buyer that prior to the execution of this First Amendment, the Company (acting through the Compensation Committee and the Special Committee of the Board) has taken all such steps as may be required to cause the Retention Plan to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the Exchange Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

6. Integration with Original Agreement. This First Amendment is executed, and shall be considered, as an amendment to the Original Agreement and shall form a part thereof, and the provisions of the Original Agreement, as amended by this First Amendment, are hereby ratified and confirmed in all respects.

7. Counterparts. This First Amendment may be executed in two or more counterparts (delivery of which may occur via facsimile or as an attachment to an electronic message in “pdf” or similar format), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument.

8. Governing Law. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of laws provisions or rule of any jurisdiction that would cause the substantive laws of any other jurisdiction to apply.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Parent, Buyer and the Company have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

AXCAN HOLDINGS INC.

By:	/s/ Frank Verwiel
Name:	Dr. Frank Verwiel
Title:	President and Chief Executive Officer

AXCAN PHARMA HOLDING BV

By:	/s/ Frank Verwiel
Name:	Dr. Frank Verwiel
Title:	Authorized Person

EURAND N.V.

By:	/s/ Angelo C. Malahas
Name:	Angelo C. Malahas
Title:	Chairman of the Special Committee of the Board of Directors

EXHIBIT A

Eurand N.V. Retention Bonus Plan